Exhibit 24

POWER OF ATTORNEY

The undersigned, acting in the capacity or capacities stated next to their respective names below, constitute and appoint BRUCE A. CARBONARI, MARK A. ROCHE and LAUREN S. TASHMA, and each of them severally, as attorneys-in-fact with full power of substitution, to sign for and in the name of the undersigned in the capacities indicated below, the Annual Report on Form 10-K of Fortune Brands, Inc. for the fiscal year ended December 31, 2009, and any and all amendments thereto.

Signature	Title	Date

/s/ Bruce A. Carbonari	Chairman of the Board and	February 23, 2010
Bruce A. Carbonari	Chief Executive Officer (principal executive officer) and Director

/s/ Craig P. Omtvedt	Senior Vice President	February 23, 2010
Craig P. Omtvedt	and Chief Financial Officer (principal financial officer)

/s/ Ann F. Hackett	Director	February 23, 2010
Ann F. Hackett

/s/ Richard A. Goldstein	Director	February 23, 2010
Richard A. Goldstein

/s/ Pierre E. Leroy	Director	February 23, 2010
Pierre E. Leroy

/s/ A. D. David Mackay	Director	February 23, 2010
A. D. David Mackay

/s/ Anne M. Tatlock	Director	February 17, 2010
Anne M. Tatlock

/s/ David M. Thomas	Director	February 23, 2010
David M. Thomas

/s/ Ronald V. Waters, III	Director	February 23, 2010
Ronald V. Waters, III

/s/ Norman H. Wesley	Director	February 23, 2010
Norman H. Wesley

/s/ Peter M. Wilson	Director	February 23, 2010
Peter M. Wilson